Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM JAPAN OR ANY OTHER JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION

For immediate release	15 December 2009

KRAFT FOODS INC.

(“KRAFT FOODS”)

STATEMENT REGARDING CADBURY PLC

(“CADBURY”) AND US COMPETITION CLEARANCE

Kraft Foods has considered Cadbury’s formal response to its offer to acquire all of the issued and to be issued share capital of Cadbury (the “Offer”).

Cadbury Shareholders are being asked to choose between having the value certainty and upside potential of the Offer versus taking the risk of continuing to own Cadbury Shares in the absence of any offer.

Certainty and upside potential of the Offer

As outlined in Kraft Foods’ offer documentation:

•	the Offer represents a substantial premium to the unaffected share price of Cadbury;

•	Kraft Foods believes that Cadbury and Kraft Foods represent a uniquely complementary fit;

•

Kraft Foods believes that a combination with Cadbury will provide the potential for meaningful revenue synergies and significant cost savings, delivering substantially more value than Cadbury could achieve on its own;

•

Kraft Foods believes that its current trading and prospects are strong; however, since the announcement of its possible offer for Cadbury on 7 September 2009, Kraft Foods believes its share price performance has been adversely affected by a number of deal-related factors of a short-term nature, which are expected to dissipate once there is clarity over the outcome of Kraft Foods’ Offer.

Risks of continuing to own Cadbury Shares

In contrast with the value certainty and upside potential provided by the Offer, Cadbury is asking its shareholders to put their faith in possible future value creation based on a set of long-term targets, never before achieved by Cadbury and subject to significant risk and uncertainty. Furthermore, Kraft Foods notes that Cadbury has chosen to concentrate on long term targets, with very little information on its prospects for 2010.

In this context, Cadbury Shareholders might wish to ask Cadbury the following questions, which are not addressed in Cadbury’s defence document (the “Defence Document”):

1. How will Cadbury deliver its new revenue growth targets?

What are the specific volume and price / mix assumptions underlying Cadbury’s growth targets? Specifically, in a relatively low inflation environment, what are Cadbury’s assumptions regarding price increases, given that Cadbury’s revenue growth in the first three quarters of 2009 was price / mix driven? In addition, to the extent that revenue growth in developed markets requires underlying volume growth, how does Cadbury reconcile this requirement with its lack of volume growth to date in 2009? And what is Cadbury’s expectation for volume growth in developed markets in 2010?

2. How will Cadbury deliver its margin targets without further spending on restructuring?

Cadbury has spent in excess of £1 billion in “one off” costs during nearly seven years of its Fuel for Growth and Vision into Action restructuring programmes. And, it plans to keep spending until 2011. Cadbury has previously exceeded its restructuring cost targets. Kraft Foods notes that, by Cadbury’s own admission, Cadbury has yet to deliver 55% of its expected annual savings from the Vision into Action programme even though it has incurred 80% of its targeted costs. How can Cadbury deliver its revised margin targets with only a 25-50 basis point increase in business improvement costs?

3. Are Cadbury’s margin goals achievable?

Key input costs, such as cocoa, are expected to remain high. Why hasn’t Cadbury provided guidance for expected input costs into 2010? Also, given its stated confidence in its long term margin targets, why has Cadbury not forecast its much more relevant and nearer term 2010 earnings?

4. What is Cadbury’s underlying cash flow?

After excluding cash flow from discontinued operations and disposal proceeds, Cadbury has generated limited free cash flow since 2006. How much free cash flow (excluding discontinued operations and disposal proceeds) will Cadbury generate in 2009? How much free cash flow does Cadbury expect in 2010?

Commenting on Cadbury’s Defence Document, the Chairman and CEO of Kraft Foods, Irene B. Rosenfeld, said:

“We have heard nothing from Cadbury that surprises us. Cadbury’s Defence Document only reinforces our belief that there is a compelling strategic and financial rationale to combining these two companies and that doing so would be in the best interest of both companies’ shareholders. Having said that, Kraft Foods will continue to maintain a disciplined approach with respect to the acquisition of Cadbury in line with the criteria outlined in our offer documentation.”

US Competition Clearance

Kraft Foods is pleased to announce that the applicable waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) has now expired. Accordingly, the US competition condition to the Offer is now satisfied.

Enquiries:

Kraft Foods
Perry Yeatman	(Media)	+1 847 646 4538
Chris Jakubik	(Investors)	+1 847 646 5494

Lazard (lead financial adviser)
Jeffrey Rosen		+1 212 632 6000
Antonio Weiss		+1 212 632 6000
William Rucker		+44 20 7187 2000
Peter Kiernan		+44 20 7187 2000

Citigroup (corporate broking)
David James		+44 20 7986 4000

Deutsche Bank (corporate broking)
James Agnew		+44 20 7545 8000

Brunswick Group (public relations)
Richard Jacques		+44 20 7404 5959
Jonathan Glass		+44 20 7404 5959

Financial advisers:

Centerview Partners

Robert Pruzan

Citigroup

Leon Kalvaria

Deutsche Bank

Nigel Meek

Further information

This announcement will be available on Kraft Foods’ website (http://www.transactioninfo.com/kraftfoods/) by no later than 12 noon (London time) on 16 December 2009.

Lazard & Co., Limited, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting as financial adviser to Kraft Foods and no one else in connection with the contents of this announcement and the Offer and will not be responsible to any person other than Kraft Foods for providing the protections afforded to clients of Lazard & Co., Limited, nor for providing advice in relation to the Offer or any matters referred to herein.

Centerview Partners UK LLP, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting as financial adviser to Kraft Foods and no one else in connection with the contents of this announcement and the Offer and will not be responsible to any person other than Kraft Foods for providing the protections afforded to clients of Centerview Partners UK LLP, nor for providing advice in relation to the Offer or any matters referred to herein.

Citigroup Global Markets Limited, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting as financial adviser and corporate broker to Kraft Foods and no one else in connection with the contents of this announcement and the Offer and will not be responsible to any person other than Kraft Foods for providing the protections afforded to clients of Citigroup Global Markets Limited, nor for providing advice in relation to the Offer or any matters referred to herein.

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin—Federal Financial Supervisory Authority) and authorised and subject to limited regulation by the Financial Services Authority. Details about the extent of Deutsche Bank AG’s authorisation and regulation by the Financial Services Authority are available on request. Deutsche Bank AG, London Branch (and its affiliates) are acting as financial adviser and corporate broker to Kraft Foods and no one else in connection with the contents of this announcement and the Offer and will not be responsible to anyone other than Kraft Foods for providing the protections afforded to the clients of Deutsche Bank AG, London Branch (or its affiliates), nor for providing advice in relation to the Offer or any other matters referred to herein.

Capitalised terms used in this announcement shall have the meaning given to them in the offer document posted by Kraft Foods on 4 December 2009.

This announcement does not constitute, and must not be construed as, an offer to sell or an invitation to purchase or subscribe for any securities or the solicitation of an offer to purchase or subscribe for any securities, pursuant to the Offer or otherwise. The full terms and conditions of the Offer, including details of how the Offer may be accepted, are set out in the offer documentation. Cadbury Securityholders who accept the Offer may rely only on the offer documentation for all the terms and conditions of the Offer.

This announcement is not a prospectus for the purposes of the EU Prospectus Directive. Cadbury Securityholders in the EU should not tender their shares except on the basis of information in the prospectus published pursuant to the EU Prospectus Directive on Kraft Foods’ website. In making their decision whether or not to accept the Offer, Cadbury Securityholders who are South African residents will need to take into account the Excon Regulations, and consider whether or not their acceptance of the Offer and their subsequent receipt of consideration for their Cadbury Shares from Kraft Foods, whether in the form of cash and/or New Kraft Foods Shares, will be in compliance with the Excon Regulations.

The release, publication or distribution of this announcement and any other Offer-related documentation in jurisdictions other than the UK, the US, Canada, France, Ireland or Spain, and the availability of the Offer to Cadbury Securityholders who are not resident in such jurisdictions may be affected by the laws or regulations of relevant jurisdictions. Therefore any persons who are subject to the laws and regulations of any jurisdiction other than the UK, the US, Canada, France, Ireland or Spain, and Cadbury Securityholders who are not resident in such jurisdictions should inform themselves of and observe any applicable requirements.

The Offer is not being extended and will not be extended, directly or indirectly, in or into or by use of the mails of, or by any means or instrumentality (including, without limitation, electronic mail, facsimile transmission, telex, telephone, internet or other forms of electronic communication) of interstate or foreign commerce of, or any facilities of a national securities exchange of, any jurisdiction where to do so would violate the laws of that jurisdiction or would require registration of the New Kraft Foods Shares, other than the US (a “Restricted Jurisdiction”) and will not be capable of acceptance by any such use, means, instrumentality or facility or from within such Restricted Jurisdiction unless otherwise determined by Kraft Foods. Accordingly, copies of this announcement and the Offer-related documentation are not being, and must not be, directly or indirectly, mailed, transmitted or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction. Persons receiving such documents (including, without limitation, custodians, nominees, and trustees) should observe these restrictions and must not mail or otherwise forward, distribute or send them in, into or from any Restricted Jurisdiction. Doing so may render any purported acceptance of the Offer invalid.

Forward-looking statements

This statement contains forward-looking statements regarding Kraft Foods’ Offer. Such statements include, but are not limited to, statements about the benefits of the proposed combination and other such statements that are not historical facts, which are or may be based on Kraft Foods’ plans, estimates and projections. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Kraft Foods’ control, that could cause Kraft Foods’ actual results to differ materially from those indicated in any such forward-looking statements. Such factors include, but are not limited to, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the Offer, and the risk factors set forth in Kraft Foods’ filings with the US Securities and Exchange Commission (“SEC”), including the registration statement on Form S-4 filed by Kraft Foods in connection with the Offer, Kraft Foods’ most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Kraft Foods disclaims and does not undertake any obligation to update or revise any forward-looking statement in this statement, except as required by applicable law or regulation.

Additional US-related information

This statement is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Cadbury or Kraft Foods. Kraft Foods has filed a registration statement and tender offer documents with the SEC in connection with the Offer. Cadbury shareholders should read those filings, and any other filings made by Kraft Foods with the SEC in connection with the proposed combination, as they contain important information. Those documents, as well as Kraft Foods’ other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at Kraft Foods’ website at www.kraftfoodscompany.com.

APPENDIX I: SOURCES AND BASES

(a)	Unless otherwise stated, financial and other information concerning Cadbury and Kraft Foods has been extracted from published sources or from Kraft Foods’ management sources.

(b)	The stated expenditure figure of more than £1 billion of “one off” costs on its Fuel for Growth and Vision into Action restructuring programmes during nearly seven years of these restructuring programmes, is comprised of:

(i)	Cadbury’s stated costs of the Fuel for Growth program of £162 million, £140 million, £72 million and £123 million for the years ended 31 December 2003, 2004, 2005 and 2006 respectively, sourced from Cadbury’s annual report for the relevant financial year; and

(ii)	Cadbury’s statement that approximately 80% of the £750 million cost of Vision into Action has been spent to date, sourced from the Defence Document.

(c)	The statement on Cadbury’s plans to keep spending until 2011 is sourced from Cadbury’s Investor Presentation dated 14 December 2009.

(d)	The statement that Cadbury has previously exceeded its restructuring cost targets is sourced from its 2009 Half Yearly Report dated 29 July 2009, which states that the total revenue investment in Vision into Action was revised from £450 million (at 2007 exchange rates) to £550 million (at current exchange rates, as reported by Cadbury at the time).